UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry to a Material Definitive Agreement.

On December 19, 2012, Rush Enterprises, Inc. (the “Company”) and certain of its subsidiaries entered into the Amended and Restated Amendment (the “Amendment”) to Dealer Sales and Service Agreements (the “Dealer Agreements”) with Peterbilt Motors Company, a division of PACCAR, Inc. (“Peterbilt”).  Pursuant to the Dealer Agreements, the Company is authorized to act as a nonexclusive dealer of Peterbilt trucks in certain designated areas.

Under the terms of the Dealer Agreements, Peterbilt may terminate the Dealer Agreements if, among other things, W. Marvin Rush, W.M. “Rusty” Rush and the Dealer Principals (as defined below) fail to beneficially own, in the aggregate, a specified voting interest (the “Voting Interest”) of the Company’s capital stock.  The Amendment (i) decreased the required Voting Interest from 30% to 22% and (ii) changed the makeup of the Dealer Principals required to maintain such Voting Interest.  The Amendment supersedes and replaces the Amended and Restated Amendment to Dealer Sales and Service Agreements, dated June 15, 2006, by and among Peterbilt, the Company and the Company’s subsidiaries named a party therein.

On December 19, 2012, and in connection with the Company’s execution of the Amendment, W. Marvin Rush, Chairman of the Board of the Company, and W.M. “Rusty” Rush, President and Chief Executive Officer of the Company, each entered into separate Right of First Refusal Agreements (collectively, the “ROFR Agreements”) with Peterbilt.  Under the terms of their respective ROFR Agreements, if W. Marvin Rush or W.M. “Rusty” Rush, as the case may be, desires to transfer in excess of 100,000 shares of his Class A Common Stock or Class B Common Stock of the Company or a combination thereof (collectively, the “Common Stock”), in any given 12-month period to anyone other than his family, an associate of the Company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934) or any of the Dealer Principals, Messrs. W. Marvin Rush or W.M. “Rusty” Rush, as the case may be, is required to first offer to sell all of the Shares in excess of such amount to Peterbilt in accordance with the terms of his respective ROFR Agreement.  For purposes of the Dealer Agreements and the ROFR Agreements, the term “Dealer Principals” means W. Marvin Rush, Barbara Rush, W.M. “Rusty” Rush, Robin M. Rush, David C. Orf, James Thor, Marty Naegelin, Scott Anderson, Derrek Weaver, Steven Keller, Corey Lowe and Rich Ryan.

The ROFR Agreements excludes from the right of first refusal any shares of Common Stock that W. Marvin Rush or W.M. “Rusty” Rush  hold pursuant to grants of restricted stock, restricted stock units or exercises of stock options granted under the Company’s equity incentive plans, such that they shall not be subject to the right of first refusal. In addition, in the case of W. Marvin Rush, the 1,104,285 shares of Class B Common Stock of the Company that W. Marvin Rush owns as of the date of this Agreement are not subject to the right of first refusal.

W. Marvin Rush intends to transfer certain shares of Class B Common Stock to trusts for the benefit of certain of his children and transfer additional interests in 3MR Partners, L.P., a limited partnership that holds shares of Common Stock, to W.M. “Rusty” Rush.

The descriptions of the Amendment and ROFR Agreements set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and ROFR Agreements, as the case may be, copies of which are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 8.01	Other Events.

As reported on October 22, 2012, the Company entered into an agreement to purchase certain assets of a dealership group in Ohio with International, IC Bus, Isuzu and Idealease franchises (the “Ohio Acquisition”).  As an update to this previous report, the Company has obtained required regulatory approvals and currently anticipates closing the Ohio Acquisition by year end.

Certain statements contained in this report, including the anticipated closing of the Ohio Acquisition and expected transfers of shares of the Company’s Common Stock by W. Marvin Rush are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, onetime events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Amended and Restated Amendment to Dealer Sales and Service Agreements, dated December 19, 2012, by and among Peterbilt Motors Company, a division of PACCAR, Inc., Rush Enterprises, Inc. and the subsidiaries of Rush Enterprises, Inc. named a party therein.

10.2	Right of First Refusal Agreement, dated December 19, 2012, by and between W. Marvin Rush and Peterbilt Motors Company, a division of PACCAR, Inc.

10.3	Right of First Refusal Agreement, dated December 19, 2012, by and between W.M. “Rusty” Rush and Peterbilt Motors Company, a division of PACCAR, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Derrek Weaver
Derrek Weaver Senior Vice President, General Counsel and Corporate Secretary

Dated: December 20, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1
Amended and Restated Amendment to Dealer Sales and Service Agreements, dated December 19, 2012, by and among Peterbilt Motors Company, a division of PACCAR, Inc., Rush Enterprises, Inc. and the subsidiaries of Rush Enterprises, Inc. named a party therein.

10.2	Right of First Refusal Agreement, dated December 19, 2012, by and between W. Marvin Rush and Peterbilt Motors Company, a division of PACCAR, Inc.
10.3	Right of First Refusal Agreement, dated December 19, 2012, by and between W.M. “Rusty” Rush and Peterbilt Motors Company, a division of PACCAR, Inc.